UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

KAISER ALUMINUM CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 West McEwen Drive Suite 500
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (629) 252-7040

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2025, Kaiser Aluminum Corporation (the "Company") appointed Glenda J. Minor as a director. Ms. Minor, 68, has served as Chief Executive Officer and Principal of Silket Advisory Services, a privately owned consulting firm advising companies on financial, strategic and operational initiatives, since 2016. From 2010 to 2016, she served as Senior Vice President and Chief Financial Officer of Evraz North America Limited, a North American steel manufacturer. Ms. Minor also served as Vice President, Finance, Controller, Chief Accounting Officer, and General Auditor of Visteon Corporation, a global automotive supplier that designs, engineers, and manufactures climate, interior, electronic and lighting products for vehicle manufacturers, from 2000 to 2010. She currently serves on the board of directors of Albemarle Corporation, a leading global specialty chemical company; Curtiss-Wright Corporation, a global provider of products and services in the aerospace & defense and industrial markets; and Radius Recycling, Inc., a global provider in the metals recycling industry and a manufacturer of finished steel products. Ms. Minor holds a Bachelor of Science degree in Accounting from Southern University and a Master of Business Administration degree from Michigan State University.

The Board appointed Ms. Minor as a director because of her extensive financial and business experience in leadership roles with public companies in relevant industries with products serving end markets similar to the Company’s, including her significant finance and accounting experience. Ms. Minor will serve as a Class II director with a term expiring at the Company’s 2026 annual meeting of stockholders and will serve on the Board’s audit and compensation committees. Ms. Minor will receive the standard compensation paid to non-employee directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2025, the Company held its 2025 Annual Meeting of Stockholders (the "2025 Annual Meeting"). Below are the matters that were voted upon at the 2025 Annual Meeting and the final voting results as reported by our inspector of elections.

1.
Election of Directors - The stockholders elected four Class I directors, each for a term expiring at the Company's 2028 Annual Meeting of Stockholders. Each received the affirmative vote of a majority of the votes cast at the 2025 Annual Meeting. The voting results were as follows:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Kimberly T. Glas	14,545,330	98,738	677,023
Keith A. Harvey	14,341,260	302,808	677,023
Donald J. Stebbins	13,053,742	1,590,326	677,023

The other directors with terms continuing after the 2025 Annual Meeting are Michael C. Arnold, David A. Foster, Richard P. Grimley, Lauralee E. Martin, Glenda J. Minor, Brett E. Wilcox and Kevin W. Williams.

2.
Advisory Vote on Executive Compensation - The Company's stockholders approved, on an advisory, non-binding basis, the compensation of the Company's named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
14,374,781	251,938	17,353	677,023

The number of shares voting “for” constituted 98.16% of the total number of shares represented and entitled to vote at the meeting and actually voted on the proposal.

3.
Ratification of the Selection of Independent Registered Public Accounting Firm - The Company's stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2025. The voting results were as follows:

For	Against	Abstain
15,082,533	227,302	11,259

The number of shares voting “for” constituted 98.45% of the total number of shares represented and entitled to vote at the meeting and actually voted on the proposal.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit Number	Description
99.1	Press release dated June 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION

Date:	June 10, 2025	By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Vice President, Deputy General Counsel and Corporate Secretary